Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Christopher Ranjitkar, Director, Investor Relations
(617) 796-8320

Select Income REIT Announces Third Quarter 2016 Results
 Third Quarter Net Income of $0.32 Per Share
 Third Quarter Normalized FFO of $0.69 Per Share
 1.0 Million Square Feet Leased at 4.9% Rental Rate Increases

Newton, MA (October 25, 2016): Select Income REIT (Nasdaq: SIR) today announced financial results for the quarter and nine months ended September 30, 2016.

David Blackman, President and Chief Operating Officer of SIR, made the following statement:

“During the quarter, we entered one million square feet of new and renewal leases, which resulted in a 4.9% increase in rental rates.  In addition to leasing, we made two new property purchases at what we believe are attractive terms despite what is generally considered a current aggressive property valuation environment. Our lease expiration schedule continues to be well laddered, with a large majority of our leases expiring after 2022.”

Results for the Quarter Ended September 30, 2016:

Net income attributed to SIR was $28.6 million, or $0.32 per diluted share, for the quarter ended September 30, 2016, compared to $30.8 million, or $0.34 per diluted share, for the same quarter last year. Normalized funds from operations, or Normalized FFO, attributed to SIR for the quarter ended September 30, 2016 were $61.9 million, or $0.69 per diluted share, compared to Normalized FFO attributed to SIR for the quarter ended September 30, 2015 of $64.2 million, or $0.72 per diluted share. The decreases in net income attributed to SIR and Normalized FFO attributed to SIR per diluted share for the quarter ended September 30, 2016 primarily resulted from decreases in net operating income from SIR's same property portfolio, partially offset by increases in net operating income and Normalized FFO attributable to SIR’s acquisitions.

Reconciliations of net income attributed to SIR determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributed to SIR and to Normalized FFO attributed to SIR for the quarters ended September 30, 2016 and 2015 appear later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Results for the Nine Months Ended September 30, 2016:

Net income attributed to SIR was $92.1 million, or $1.03 per diluted share, for the nine months ended September 30, 2016, compared to $63.9 million, or $0.74 per diluted share, for the same period last year. Net income attributed to SIR per diluted share for the nine months ended September 30, 2015 included acquisition costs primarily related to SIR’s acquisition of Cole Corporate Income Trust, Inc., or CCIT, and a loss on early extinguishment of debt aggregating $28.6 million, or $0.33 per diluted share.

Normalized FFO attributed to SIR for the nine months ended September 30, 2016 were $192.4 million, or $2.15 per diluted share, compared to Normalized FFO attributed to SIR for the nine months ended September 30, 2015 of $182.4 million, or $2.12 per diluted share. The increase in Normalized FFO attributed to SIR per diluted share for the nine months ended September 30, 2016 primarily resulted from SIR’s acquisitions, including the acquisition of CCIT in January 2015.

Reconciliations of net income attributed to SIR determined in accordance with GAAP to FFO attributed to SIR and to Normalized FFO attributed to SIR for the nine months ended September 30, 2016 and 2015 appear later in this press release.

Leasing, Occupancy and Same Property Results:

SIR entered into lease renewals for approximately 989,000 square feet and new leases for approximately 8,000 square feet during the quarter ended September 30, 2016, which resulted in combined weighted average (by square feet) rental rates that were approximately 4.9% higher than prior rents for the same space. The weighted average (by square feet) lease terms for these leases was 9.1 years. Commitments for tenant improvements, leasing costs and concessions for these leases totaled $848,000, or approximately $0.09 per square foot per weighted average lease year.

As of September 30, 2016, 96.8% of SIR’s total rentable square feet was leased, compared to 96.8% as of June 30, 2016, and 97.7% as of September 30, 2015. Occupancy for properties owned continuously since July 1, 2015 decreased to 96.7% at September 30, 2016 from 97.7% at September 30, 2015. Same property cash basis net operating income, or Cash Basis NOI, decreased 1.1% for the quarter ended September 30, 2016 compared to the quarter ended September 30, 2015, primarily as a result of the decline in occupancy during 2016, partially offset by contractual rent increases for properties since July 1, 2015.

Reconciliations of net operating income, or NOI, and Cash Basis NOI to net income determined in accordance with GAAP for the quarters and nine months ended September 30, 2016 and 2015 appear later in the press release.

Recent Investment Activities:

As previously disclosed, on July 22, 2016, SIR acquired a single tenant, net leased office property located in Huntsville, AL with approximately 57,000 rentable square feet for a purchase price of $10.2 million, excluding acquisition related costs. This property was acquired and simultaneously leased back to the seller for an initial lease term of 15 years.

On October 12, 2016, SIR acquired a single tenant, net leased office property located in Richmond, VA with approximately 50,000 rentable square feet for a purchase price of $7.8 million, excluding acquisition related costs. This property has a weighted average remaining lease term of approximately 11.3 years.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Operating Officer, David Blackman, and Chief Financial Officer and Treasurer, John Popeo, will host a conference call to discuss SIR’s third quarter 2016 financial results.

The conference call telephone number is (877) 328-4494. Participants calling from outside the United States and Canada should dial (412) 317-5433. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Tuesday, November 1, 2016. To access the replay, dial (412) 317-0088. The replay pass code is 10092974.

A live audio webcast of the conference call will also be available in a listen-only mode on the company’s website, which is located at www.sirreit.com. Participants wanting to access the webcast should visit the company’s website about five minutes before the call. The archived webcast will be available for replay on the company’s website following the call for about one week. The transcription, recording and retransmission in any way of SIR’s third quarter conference call are strictly prohibited without the prior written consent of SIR.

Supplemental Data:

A copy of SIR’s Third Quarter 2016 Supplemental Operating and Financial Data is available for download at SIR’s website, www.sirreit.com.  SIR’s website is not incorporated as part of this press release.

Select Income REIT is a real estate investment trust, or REIT, which owns properties that are primarily net leased to single tenants. SIR is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SIR’s operating results and financial condition and for an explanation of SIR’s calculation of NOI, Cash Basis NOI, FFO attributed to SIR and Normalized FFO attributed to SIR.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SIR USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, SIR IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SIR’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SIR’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.

THE INFORMATION CONTAINED IN SIR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN SIR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SIR’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY SIR’S FORWARD LOOKING STATEMENTS. SIR’S FILINGS WITH THE SEC ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SIR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Select Income REIT

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Rental income	$96,037	$94,745	$290,512	$267,389
Tenant reimbursements and other income	18,999	17,197	56,660	46,182
Total revenues	115,036	111,942	347,172	313,571

Expenses:
Real estate taxes	10,755	9,871	31,565	27,247
Other operating expenses	14,394	11,313	39,987	30,121
Depreciation and amortization	33,366	33,070	100,240	90,179
Acquisition related costs	13	402	71	21,720
General and administrative	7,553	6,328	21,903	19,488
Total expenses	66,081	60,984	193,766	188,755

Operating income	48,955	50,958	153,406	124,816

Dividend income	397	—	872	—
Interest expense (including net amortization of debt premiums and discounts and debt issuance costs of $1,374, $1,357, $4,124 and $3,738, respectively)	(20,690)	(20,034)	(61,883)	(53,710)
Loss on early extinguishment of debt	—	—	—	(6,845)
Income before income tax expense and equity in earnings (loss) of an investee	28,662	30,924	92,395	64,261
Income tax expense	(107)	(98)	(370)	(324)
Equity in earnings (loss) of an investee	13	(25)	107	70
Net income	28,568	30,801	92,132	64,007
Net income allocated to noncontrolling interest	—	(46)	(33)	(135)
Net income attributed to SIR	$28,568	$30,755	$92,099	$63,872

Weighted average common shares outstanding - basic	89,308	89,267	89,295	85,827
Weighted average common shares outstanding - diluted	89,334	89,274	89,318	85,837

Net income attributed to SIR per common share - basic and diluted	$0.32	$0.34	$1.03	$0.74

Select Income REIT

Funds from Operations Attributed to SIR and Normalized Funds from Operations Attributed to SIR (1)

(amounts in thousands, except per share data)
(unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2016	2015	2016	2015

Net income attributed to SIR		$28,568	$30,755	$92,099	$63,872
Plus:	depreciation and amortization	33,366	33,070	100,240	90,179
Plus:	net income allocated to noncontrolling interest	—	46	33	135
Less:	FFO allocated to noncontrolling interest	—	(121)	(77)	(318)
FFO attributed to SIR		61,934	63,750	192,295	153,868
Plus:	acquisition related costs	13	402	71	21,720
Plus:	loss on early extinguishment of debt	—	—	—	6,845
Less:	normalized FFO from noncontrolling interest, net of FFO	—	—	—	(62)
Normalized FFO attributed to SIR		$61,947	$64,152	$192,366	$182,371

Weighted average common shares outstanding - basic		89,308	89,267	89,295	85,827
Weighted average common shares outstanding - diluted		89,334	89,274	89,318	85,837

FFO attributed to SIR per share - basic and diluted		$0.69	$0.71	$2.15	$1.79
Normalized FFO attributed to SIR per share - basic and diluted		$0.69	$0.72	$2.15	$2.12

(1)       SIR calculates FFO attributed to SIR and Normalized FFO attributed to SIR as shown above. FFO attributed to SIR is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization and the difference between net income and FFO allocated to noncontrolling interest, as well as certain other adjustments currently not applicable to SIR. SIR’s calculation of Normalized FFO attributed to SIR differs from NAREIT’s definition of FFO because SIR includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of SIR’s core operating performance and the uncertainty as to whether any such business management incentive fees will ultimately be payable when all contingencies for determining any such fees are determined at the end of the calendar year and SIR excludes acquisition related costs, loss on early extinguishment of debt and Normalized FFO from noncontrolling interest, net of FFO, if any. SIR considers FFO attributed to SIR and Normalized FFO attributed to SIR to be appropriate supplemental measures of operating performance for a REIT, along with net income, net income attributed to a REIT and operating income. SIR believes that FFO attributed to SIR and Normalized FFO attributed to SIR provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO attributed to SIR and Normalized FFO attributed to SIR may facilitate a comparison of its operating performance between periods and with other REITs. FFO attributed to SIR and Normalized FFO attributed to SIR are among the factors considered by SIR’s Board of Trustees when determining the amount of distributions to SIR’s shareholders. Other factors include, but are not limited to, requirements to maintain SIR’s qualification for taxation as a REIT, limitations in SIR’s credit agreement and public debt covenants, the availability to SIR of debt and equity capital, SIR’s expectation of its future capital requirements and operating performance and SIR’s expected needs and availability of cash to pay its obligations. FFO attributed to SIR and Normalized FFO attributed to SIR do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributed to SIR or operating income as an indicator of SIR’s operating performance or as a measure of SIR’s liquidity. These measures should be considered in conjunction with net income, net income attributed to SIR and operating income as presented in SIR’s Condensed Consolidated Statements of Income. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SIR does.

Select Income REIT

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1)

(amounts in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Calculation of NOI and Cash Basis NOI:
Rental income	$96,037	$94,745	$290,512	$267,389
Tenant reimbursements and other income	18,999	17,197	56,660	46,182
Real estate taxes	(10,755)	(9,871)	(31,565)	(27,247)
Other operating expenses	(14,394)	(11,313)	(39,987)	(30,121)
NOI	89,887	90,758	275,620	256,203
Non-cash straight line rent adjustments included in rental income (2)	(6,483)	(7,922)	(19,054)	(20,395)
Lease value amortization included in rental income (2)	(443)	(786)	(1,298)	(2,882)
Lease termination fees included in rental income (2)	—	—	—	(48)
Non-cash amortization included in other operating expenses (3)	(213)	(215)	(639)	(215)
Cash Basis NOI	$82,748	$81,835	$254,629	$232,663

Reconciliation of Cash Basis NOI and NOI to Net Income:
Cash Basis NOI	$82,748	$81,835	$254,629	$232,663
Non-cash straight line rent adjustments included in rental income (2)	6,483	7,922	19,054	20,395
Lease value amortization included in rental income (2)	443	786	1,298	2,882
Lease termination fees included in rental income (2)	—	—	—	48
Non-cash amortization included in other operating expenses (3)	213	215	639	215
NOI	89,887	90,758	275,620	256,203
Depreciation and amortization	(33,366)	(33,070)	(100,240)	(90,179)
Acquisition related costs	(13)	(402)	(71)	(21,720)
General and administrative	(7,553)	(6,328)	(21,903)	(19,488)
Operating income	48,955	50,958	153,406	124,816

Dividend income	397	—	872	—
Interest expense	(20,690)	(20,034)	(61,883)	(53,710)
Loss on early extinguishment of debt	—	—	—	(6,845)
Income before income tax expense and equity in earnings (loss) of an investee	28,662	30,924	92,395	64,261
Income tax expense	(107)	(98)	(370)	(324)
Equity in earnings (loss) of an investee	13	(25)	107	70
Net income	$28,568	$30,801	$92,132	$64,007

(1)
The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SIR’s property level results of operations. SIR calculates NOI and Cash Basis NOI as shown above.  SIR defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions because SIR records those amounts as depreciation and amortization. SIR defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. SIR considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SIR’s properties. SIR uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and SIR believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of SIR’s operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income, net income attributed to SIR or operating income as an indicator of SIR’s operating performance or as a measure of SIR’s liquidity. These measures should be considered in conjunction with net income, net income attributed to SIR and operating income as presented in SIR’s Condensed Consolidated Statements of Income.  Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than SIR does.

(2)
SIR reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(3)
SIR recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SIR paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in other operating expenses.

Select Income REIT

Reconciliation of Net Operating Income to Same Property Net Operating Income and Calculation of Same Property Cash Basis Net Operating Income (1)

(amounts in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of NOI to Same Property NOI (2)(3):
Rental income	$96,037	$94,745	$290,512	$267,389
Tenant reimbursements and other income	18,999	17,197	56,660	46,182
Real estate taxes	(10,755)	(9,871)	(31,565)	(27,247)
Other operating expenses	(14,394)	(11,313)	(39,987)	(30,121)
NOI	89,887	90,758	275,620	256,203
Less:
NOI of properties not included in same property results	(3,518)	(1,941)	(133,808)	(112,696)
Same property NOI	$86,369	$88,817	$141,812	$143,507

Calculation of Same Property Cash Basis NOI (2)(3):
Same property NOI	$86,369	$88,817	$141,812	$143,507
Less:
Non-cash straight line rent adjustments included in rental income (4)	(6,088)	(7,661)	(8,678)	(10,627)
Lease value amortization included in rental income (4)	(1,224)	(1,233)	(196)	(282)
Lease termination fees included in rental income (4)	—	—	—	(48)
Non-cash amortization included in other operating expenses (5)	(213)	(216)	(402)	(134)
Same property Cash Basis NOI	$78,844	$79,707	$132,536	$132,416

(1)	See footnote (1) on page 7 of this press release for the definitions of NOI and Cash Basis NOI and why SIR believes they are appropriate supplemental measures and how SIR uses these measures.

(2)
For the three months ended September 30, 2016, same property NOI and same property Cash Basis NOI are based on properties SIR owned as of September 30, 2016, and which it owned continuously since July 1, 2015.

(3)
For the nine months ended September 30, 2016, same property NOI and same property Cash Basis NOI are based on properties SIR owned as of September 30, 2016, and which it owned continuously since January 1, 2015.

(4)
SIR reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(5)
SIR recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SIR paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in other operating expenses.

Select Income REIT

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	September 30,	December 31,
	2016	2015
ASSETS
Real estate properties:
Land	$1,037,445	$1,036,425
Buildings and improvements	3,099,126	3,083,243
	4,136,571	4,119,668
Accumulated depreciation	(222,982)	(164,779)
	3,913,589	3,954,889

Acquired real estate leases, net	519,952	566,195
Cash and cash equivalents	16,697	17,876
Restricted cash	1,203	1,171
Rents receivable, including straight line rents of $111,318 and $92,264, respectively, net of allowance for doubtful accounts of $808 and $464, respectively	117,163	99,307
Deferred leasing costs, net	9,762	7,221
Other assets, net	78,890	37,686
Total assets	$4,657,256	$4,684,345

LIABILITIES AND SHAREHOLDERS' EQUITY
Unsecured revolving credit facility	$297,000	$303,000
Unsecured term loan, net	348,249	347,876
Senior unsecured notes, net	1,429,247	1,426,025
Mortgage notes payable, net	286,102	286,706
Accounts payable and other liabilities	89,393	105,403
Assumed real estate lease obligations, net	79,833	86,495
Rents collected in advance	18,957	16,295
Security deposits	11,785	11,845
Due to related persons	4,756	3,740
Total liabilities	2,565,322	2,587,385

Commitments and contingencies

Shareholders' equity:
Common shares of beneficial interest, $.01 par value: 125,000,000 shares authorized; 89,428,912 and 89,374,029 shares issued and outstanding, respectively	894	894
Additional paid in capital	2,179,697	2,178,477
Cumulative net income	417,085	324,986
Cumulative other comprehensive income (loss)	17,029	(19,587)
Cumulative common distributions	(522,771)	(387,810)
Total shareholders' equity	2,091,934	2,096,960
Total liabilities and shareholders' equity	$4,657,256	$4,684,345
(END)